As filed with the Securities and Exchange Commission on December 8, 2003

                                                                 Reg. No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   Form S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                              MOLEX INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)

        Delaware                                        36-2369491
(State of Incorporation)                  (I.R.S. Employer Identification No.)

                  2222 Wellington Court, Lisle, Illinois 60532
             (Address and Zip Code of Principal Executive Offices)


                          THE 2000 MOLEX INCORPORATED
                             LONG-TERM  STOCK PLAN
                            (Full Title of the Plan)


                Louis A. Hecht, Secretary and General Counsel
                               Molex Incorporated
                              2222 Wellington Court
                              Lisle, Illinois 60532
                                 (630) 969-4550
          (Name, Address, and Telephone Number of Agent For Service)




                      CALCULATION OF REGISTRATION FEE

Title of Securities         Amount to be     Proposed Maximum    Proposed Maximum
 to be Registered          Registered (1)     Offering Price    Aggregate Offering      Amount of
                                               Per Share (2)       Price (2)         Registration Fee
Class A Common Stock,
par value $.05 per share  3,000,000 shares        $32.36          $97,080,000.00        $7,853.77


(1) Pursuant to Rule 416(a), this registration Statement also covers such indeterminable number of additional shares of Class A Common Stock as may be issued pursuant to the anti-dilution provisions of the 2000 Molex Incorporated Long-Term Stock Plan.

(2) Calculated pursuant to Rules 457(h)(1) and 457(c) based on the average of the high and low prices reported for the Registrant's common stock on the Nasdaq National Market on December 4, 2003. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.




                   STATEMENT PURSUANT TO GENERAL INSTRUCTION E

     Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-55700) filed with the Securities and Exchange Commission (the "Commission") on February 15, 2001 are hereby incorporated by reference.


                                EXPLANATORY NOTE

     Molex Incorporated (the "Company") has prepared this registration statement (this "Registration Statement") in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act") to register 3,000,000 additional shares of Class A common stock, par value $.05 per share (the "Common Stock") that may be issued upon exercise of options granted or bonuses awarded under The 2000 Molex Incorporated Long-Term Stock Plan, as amended (the "Plan").


                INFORMATION NOT IN EARLIER REGISTRATION STATEMENT

Item 3:  Incorporation of Documents by Reference

         Documents Filed With the Commission

         The following documents filed with the Commission by the Company are incorporated in this Registration Statement by reference:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2003 ("2003 Form 10-K") filed with the Commission on September 25, 2003 (File No. 0-7491).

        (b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 filed with the Commission on November 13, 2003 (File No. 0-7491).

        (c) All other reports filed pursuant to Section 13(a) or 15(d) of The Securities Exchange Act of 1934, as amended, (the "Exchange Act") since the end of the fiscal year covered by the annual report on Form 10-K referred to in (a) above.

        (d) The description of the Company's Class A Common Stock in the final prospectus forming a part of the Company's registration statement on Form S-3 (Reg. No. 33-57613) filed with the Commission under the Securities Act on February 7, 1995, as amended by Amendment No. 1 thereto filed with the Commission on February 16, 1995 (as amended, the "S-3 Registration Statement").

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.




                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lisle, State of Illinois, on December 8, 2003.

                MOLEX INCORPORATED

              By: s/ J. Joseph King
              _____________________

                  J. Joseph King
          Vice Chairman & Chief Executive Officer (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                    Title                           Date
        _________                    _____                           ____

s/ Frederick A. Krehbiel *   Co-Chairman                       December 8, 2003
________________________
Frederick A. Krehbiel

s/ Frederick A. Krehbiel *   Co-Chairman                       December 8, 2003
_______________________
John H. Krehbiel, Jr.

s/ J. Joseph King *          Vice Chairman & Chief Executive   December 8, 2003
_________________            Officer (Principal Executive Officer)
J. Joseph King

s/ Robert B. Mahoney *       Executive Vice President,         December 8, 2003
____________________         Treasurer and Chief Financial Officer
Robert B. Mahoney            (Principal Financial Officer and
                             Principal Accounting Officer)

s/ Frederick A. Krehbiel *   Director                          December 8, 2003
________________________
Robert J. Potter

s/ Frederick A. Krehbiel *   Director                          December 8, 2003
________________________
Edgar D. Jannotta

s/ Frederick A. Krehbiel *   Director                          December 8, 2003
________________________
Fred L. Krehbiel

s/ Frederick A. Krehbiel *   Director                          December 8, 2003
________________________
Donald G. Lubin

s/ Frederick A. Krehbiel *   Director                          December 8, 2003
________________________
Masahisa Naitoh

s/ Frederick A. Krehbiel *   Director                          December 8, 2003
________________________
Michael J. Birck

s/ Frederick A. Krehbiel *   Director                          December 8, 2003
________________________
Douglas K. Carnahan

s/ Frederick A. Krehbiel *   Director                          December 8, 2003
________________________
Martin P. Slark

s/ Frederick A. Krehbiel *   Director                          December 8, 2003
________________________
Joe W. Laymon

s/ Frederick A. Krehbiel *   Director                          December 8, 2003
________________________
Michelle L. Collins


* Pursuant to Power of Attorney (See Exhibit 24.1).





                              INDEX TO EXHIBITS


           Exhibit
           Number           Description of Exhibit

             5.1            Opinion of Louis A. Hecht

            23.1            Consent of Louis A. Hecht (included in Exhibit 5.1)

            23.2            Consent of Deloitte & Touche LLP

            24.1            Powers of Attorney







                                                                    EXHIBIT 5.1



                                                                 LOUIS A. HECHT
                                                    SECRETARY & GENERAL COUNSEL


                                               DIRECT PHONE NO.: (630) 527-4480
                                                  FACSIMILE NO.: (630) 416-4962
                                                  E-MAIL: Louis.Hecht@molex.com

December 8, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC  20549

Ladies and Gentlemen:

     A Registration Statement on Form S-8 (the "Registration Statement") is being filed on or about the date of this letter with the Securities and Exchange Commission to register 3,000,000 shares of Class A Common Stock, par value $.05 per share (the "Shares"), of Molex Incorporated (the "Company") which may from time to time be offered by the Company in connection with The 2000 Molex Incorporated Long-Term Stock Plan (the "Plan"). This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

     I am Secretary and General Counsel of Molex Incorporated and have acted as counsel to the Company in connection with the Registration Statement. In rendering this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of the corporate records of the Company, including its Restated Certificate of Incorporation, its Amended and Restated By-Laws, and minutes of directors' and stockholders' meetings, and such other documents (including the Plan) which I have deemed relevant or necessary as the basis for the opinion as hereinafter set forth.
I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

     Based upon and subject to the foregoing, it is my opinion that (a) the Shares have been duly authorized by all necessary corporate action on the part of the Company and (b) upon (i) payment for and delivery of the Shares as contemplated by the Registration Statement and the Plan (including any option agreements governing the terms of exercise of options granted pursuant to the
Plan), (ii) the countersigning of any certificates representing the Shares by a duly authorized signatory of the registrar for the Common Stock and (iii) the Registration Statement becoming effective under the Securities Act of 1933, the Shares will be validly issued, fully paid and non-assessable.

     I consent to the inclusion of this opinion as an exhibit to the Registration Statement. I also consent to the reference to me under the caption "Legal Matters" in the prospectus contained in the Registration Statement. I do not, in giving such consent, admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

MOLEX INCORPORATED

s/ Louis A. Hecht

LAH/cah





                                                                  EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Molex Incorporated on Form S-8 of our reports dated July 21, 2003, appearing in the Annual Report on Form 10-K of Molex Incorporated for the year ended June 30, 2003.

DELOITTE & TOUCHE LLP





Chicago, Illinois

December 8, 2003









                                                                  EXHIBIT 24.1

                              POWERS OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Frederick A. Krehbiel, John H. Krehbiel, Jr. and J. Joseph King and each of them individually his/her true and lawful attorneys-in-fact, with full powers of substitution and resubstitution, for his/her and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any pre- or post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.


Signature                            Title                          Date


s/ Frederick A. Krehbiel   Co-Chairman                        November 25, 2003
________________________
Frederick A. Krehbiel

s/ John H. Krehbiel, Jr.   Co-Chairman                        November 25, 2003
_______________________
John H. Krehbiel, Jr.

s/ J. Joseph King          Vice Chairman & Chief Executive    November 25, 2003
_________________          Officer (Principal Executive Officer)
J. Joseph King

s/ Robert B. Mahoney       Executive Vice President,          November 25, 2003
____________________       Treasurer and Chief Financial Officer
Robert B. Mahoney          (Principal Financial Officer and
                           Principal Accounting Officer)

s/ Robert J. Potter        Director                           November 16, 2003
___________________
Robert J. Potter

s/ Edgar D. Jannotta       Director                           November 12, 2003
____________________
Edgar D. Jannotta

s/ Fred L. Krehbiel        Director                           November 25, 2003
___________________
Fred L. Krehbiel

s/ Donald G. Lubin         Director                           November 12, 2003
__________________
Donald G. Lubin

s/ Masahisa Naitoh         Director                           November 16, 2003
__________________
Masahisa Naitoh

s/ Michael J. Birck        Director                           November 11, 2003
___________________
Michael J. Birck

s/ Douglas K. Carnahan     Director                           November 16, 2003
______________________
Douglas K. Carnahan

s/ Martin P. Slark         Director                           November 25, 2003
__________________
Martin P. Slark

s/ Joe W. Laymon           Director                           November 11, 2003
________________
Joe W. Laymon

s/ Michelle L. Collins     Director                           November 23, 2003
______________________
Michelle L. Collins